Exhibit (e)(2)

NGAM Distribution, L.P.

399 Boylston Street

Boston, Massachusetts 02116

Dealer Agreement

This dealer agreement (“Dealer Agreement”) is entered into between NGAM Distribution, L.P. (formerly Natixis Distributors, L.P.) (“our”, “us”, or “we”) and the undersigned company (“you”). We offer to sell to you shares of each of the mutual funds distributed by us (the “Funds” and each a “Fund”), for each of which we serve as principal underwriter as defined in the Investment Company Act of 1940, as amended (the “Act”), and from which we have the right to purchase shares.1 Shares are offered pursuant to the then current prospectus, including any supplements or amendments thereto, of each of the Funds (the “Prospectus,” which term as hereinafter used shall include the Statement of Additional Information of the Fund).

With respect to each of the Funds (except for Section 5, which applies only with respect to each Fund having in effect from time to time a service plan, service and distribution plan or other plan adopted pursuant to Rule 12b-1 under the Act, each a “Plan” and together the “Plans”):

1. For all sales of shares of the Funds you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent, except as limited agent for purposes of receiving and transmitting orders and instructions regarding the purchase, exchange and redemption of shares of your customers and employees, with no authority to otherwise act as agent for any Fund or for us.

2. You or your designated agent agree to obtain and provide to your customers the Prospectus(es) of the applicable Fund(s) together with any supplemental sales literature you provide. You agree not to purchase any Fund shares for any customer, unless you deliver or cause to be delivered to such customer, at or prior to the time of such purchase, a copy of the Prospectus of the applicable Fund, or the Prospectus of the applicable Fund. You hereby represent that you understand your obligation to deliver a Prospectus to customers who purchase Fund shares pursuant to federal securities laws and you have taken all necessary steps to comply with such Prospectus delivery requirements.

3. Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions to which a reduced offering price applies as provided in the Prospectus of the Fund(s). The minimum dollar purchase of shares of each Fund by any investor shall be the applicable minimum amount described in the Prospectus of the Fund and no order for less than such amount will be accepted hereunder. The public offering price shall be the net asset value per share plus the sales charge, if any, applicable to the transaction, expressed as a percentage of the public offering price, as determined and effective as of the time specified in the Prospectus of the Fund(s). The procedures relating to the handling of orders shall be subject to any instructions that we shall forward from time to time to you. All orders are subject to acceptance or rejection by us, or our designated agent, in our sole discretion. You hereby agree to comply with attached Appendix A, Policies and Procedures with Respect to Mutual Fund Trading, as well as with the terms of the Prospectus and the policies and procedures of the Funds. You understand that in recommending the purchase, sale or exchange of any Fund shares to your customers, you must have reasonable grounds for believing that such recommendation is suitable for such customer.

4. The sales charge applicable to any sale of Fund shares by you and the dealer concession or commission applicable to any order from you for the purchase of Fund shares accepted by us shall be set forth in the Prospectus of the Fund. You shall notify us if you are not eligible to receive a dealer concession or commission. You may be deemed to be an underwriter in connection with sales by you of shares of the Fund where you receive all or substantially all of the sales charge as set forth in the Fund’s Prospectus, and therefore you may be subject to applicable provisions of the Securities Act of 1933.

(a) We are entitled to a contingent deferred sales charge (“CDSC”) on redemptions of applicable classes of shares of the Funds, as described in the Prospectus. You agree that you will sell shares subject to a CDSC and that are to be held in

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The definition of “Funds” shall not include the following mutual funds, which are distributed by NGAM Distribution, L.P, but which are not available to you through the terms of this Dealer Agreement: Hansberger Emerging Markets Fund (Institutional Class); Hansberger International Growth Fund (Institutional Class); Hansberger International Value Fund (Institutional Class); Hansberger International Growth Fund (Advisor Class); Loomis Sayles Fixed Income Fund; Loomis Sayles Institutional High Income Fund; Loomis Sayles Investment Grade Fixed Income Fund; Loomis Sayles High Income Opportunities Fund; and Loomis Sayles Securitized Asset Fund.

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Exhibit (e)(2)

omnibus accounts only if you are a NETWORKING participant with the National Securities Clearing Corporation and if such accounts are established pursuant to a NETWORKING Agreement.

(b) Reduced sales charges or no sales charge may apply to certain transactions, including under letter of intent, combined purchases or investments, reinvestment of dividends and distributions, repurchase privilege, unit investment trust distribution reinvestment or other programs, as described in the Prospectus of the Fund(s). To obtain any such reductions, you must notify us when the sale that would qualify for such reduction takes place.

5. Rule 12b-1 Plans. The substantive provisions of this Section 5 have been adopted pursuant to the Plans.

(a) You agree to provide (i) for the Funds with a service plan, personal services to investors in shares of the Funds and/or services related to the maintenance of shareholder accounts, and (ii) for those Funds with a service and distribution plan, both personal services to investors in shares of the Funds and/or services related to the maintenance of shareholder accounts and also distribution and marketing services in the promotion of Fund shares. As compensation for these services, we shall pay you, as agent, upon receipt by us from the Fund(s), a quarterly service fee or service fee and distribution fee based on the average daily net asset value of Fund shares at the rate set forth with respect to the relevant Class(es) of shares of the Fund(s) in the Prospectus. This fee will be based on the average daily net asset value of Fund shares that are owned of record by your firm as nominee for your customers or that are owned by those shareholders whose records, as maintained by the Fund or its agent, designate your firm as the shareholder’s dealer of record. Normally, payment of such fee to you shall be made within forty-five (45) days after the close of each quarter for which such fee is payable provided, however, that any other provision of this Dealer Agreement or the Prospectuses to the contrary notwithstanding, we shall not have any obligation whatsoever to pay any amount of distribution and/or service fee with respect to shares of any Fund except to the extent, and only to the extent, that we have actually received payment of at least such amount of distribution and/or service fee from the Funds with respect to such shares pursuant to a Plan in consideration of you furnishing distribution and client services hereunder with respect to your customers that own such class of shares of such Fund, it being understood that our liability to you in respect of such fees is limited solely to the proceeds of such fees received by us from the Funds.

(b) You shall furnish us and the Fund with such information as shall reasonably be requested by the Trustees of the Fund with respect to the fees paid to you pursuant to this Section 5 and you shall notify us if you are not eligible to receive 12b-1 fees, including without limitation by reason of your failure to provide the services as required in this Section 5.

(c) The provisions of this Section 5 may be terminated by the vote of a majority of the Trustees of the Funds who are not interested persons of the Funds and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by a vote of a majority of the Fund’s outstanding shares, on sixty (60) days’ written notice, without payment of any penalty. Such provisions will be terminated also by any act that terminates either the Fund’s Distribution Contract or Underwriting Agreement with us, or this Dealer Agreement under Section 16 hereof or otherwise and shall terminate automatically in the event of the assignment (as that term is defined in the Act) of this Dealer Agreement.

(d) The provisions of the Distribution Contract or Underwriting Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. The provisions of this Section 5 shall continue in full force and effect only so long as the continuance of the Plan, the Distribution Contract or Underwriting Agreement and these provisions are approved at least annually by a vote of the Trustees, including a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting thereon.

6. You agree to purchase Fund shares only from us or from your customers. If you purchase Fund shares from us, you agree that all such purchases shall be made only: (a) to cover orders already received by you from your customers; (b) for shares being acquired by your customers pursuant to either the exchange privilege or the reinvestment privilege, as described in the Prospectus of the Fund; or (c) for your own bona fide investment. If you purchase shares from your customers, you agree to pay such customers not less than the applicable redemption price next quoted by the Fund pursuant to the procedures set forth in the Prospectus of the Fund.

7. You shall sell shares only: (a) to customers at the applicable public offering price, except for shares being acquired by your customers at net asset value as described in the Prospectus of the Fund, and (b) to us as agent for the Fund at the redemption price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay your customer not less than the price that you receive from us. If you act as agent for your customer in selling shares to us, you agree not to charge your

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customer more than a fair commission or fee for handling the transaction, except that you agree to receive no compensation of any kind based on the reinvestment of redemption or repurchase proceeds pursuant to the repurchase privilege, as described in the Prospectus of the Fund.

8. You hereby certify that all of your customers’ taxpayer identification numbers (“TIN”) or social security numbers (“SSN”) furnished to us by you are correct and that you will not open an account without providing us with the customer’s TIN or SSN. You agree to comply with the provisions of Appendix B, Policies and Procedures with Respect to Rule 22c-2.

9. You hereby acknowledge that, in the performance of the services contemplated by this Dealer Agreement, you use or have access to records, systems, or operations that include, in tangible or electronic form, information relating to your customers such as their name, address (including email address), phone number, account number, SSN, drivers license number, date of birth, account activity, investments, and other nonpublic personal information (including consumer reports) (collectively, “Personal Information” or “Customer Data”), which is subject to the requirements of the Gramm-Leach Bliley Act and Regulation S-P thereunder promulgated by the Securities and Exchange Commission, as from time to time amended, and other federal and state laws and regulations applicable to the management, use, disposal, and safekeeping of Personal Information and/or Customer Data as well as laws and regulations relating to “know your customer,” anti-money laundering, and similar federal and state regulatory requirements (collectively “Privacy Laws”). You agree to comply with all applicable Privacy Laws relating to Personal Information and Customer Data and to cooperate with us in enabling us to satisfy our regulatory requirements relating to Personal Information.

10. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

11.	We will not accept from you any conditional orders for shares.

12. If any Fund shares sold to you or your customers under the terms of this Dealer Agreement are redeemed by the Fund or repurchased by us as agent for the Fund within seven (7) business days after the date of our confirmation of the original purchase by you or your customers, it is agreed that you shall forfeit your right to any dealer concession or commission received by you on such Fund shares. We will notify you of any such repurchase or redemption within ten (10) business days after the date thereof and you shall forthwith refund to us the entire concession or commission allowed or paid to you on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund the portion of the sales charge, if any, retained by us and, upon receipt from you of the concession allowed to you on any Fund shares, to pay such refund forthwith to the Fund.

13. Payment for Fund shares sold to you shall be made on or before the settlement date specified in our confirmation, at the office of our clearing agent, and by check payable to the order of the Fund, which reserves the right to delay issuance, redemption or transfer of shares until such check has cleared. If such payment and all necessary applications and documents are not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or at our option, sell the shares ordered back to the Fund, in which case you shall bear any loss resulting from your failure to make payment as aforesaid.

14. You will also act as principal in all purchases by a shareholder for whom you are the dealer of record of Fund shares with respect to payments sent directly by such shareholder to the Shareholder Services and Transfer Agent (the “TA”) specified in the Prospectus of the Fund, and you authorize and appoint the TA to execute and confirm such purchases to such shareholders on your behalf. Upon receipt of payment from the Funds, we, as agent, will remit to you, no less frequently than monthly, the amount of any concessions due with respect to such purchases, except that no concessions will be paid to you on any transaction for which your net sales concession is less than $5.00 in any payment cycle. You also represent that with respect to all such direct purchases by such shareholder, you may lawfully sell shares of such Fund in the state designated as such shareholder’s record address.

15. No person is authorized to make any representations concerning shares of the Funds except those contained in the Prospectuses of the Funds and in sales literature issued by us supplemental to such Prospectuses or approved in writing by us. In purchasing shares from us, you shall rely solely on the representations contained in such Prospectuses and such sales literature. We will furnish you with additional copies of such Prospectuses and such sales literature and other releases and information issued by us in reasonable quantities upon request.

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Exhibit (e)(2)

(a) If, with prior written approval from us, you use any advertisement or sales literature which has not been supplied by us, you are responsible for ensuring that the material complies with all applicable regulations and has been filed with the appropriate authorities.

(b) You shall indemnify and hold us (and our directors, officers, employees, controlling persons and agents) and the Fund and its Trustees and officers harmless from and against any and all losses, claims, liabilities and expenses (including reasonable attorneys’ fees) (“Losses”) incurred by us or any of them arising out of (i) your dissemination of information regarding any Fund that is alleged to contain an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to you by or on behalf of us, or accurately derived from information published or provided by or on behalf of us or any of our Affiliates, (ii) any breach by you of any representation, warranty or agreement contained in this Dealer Agreement, (iii) any act or omission, including without limitation any material misstatement by you in connection with any orders or solicitation of orders for, or transactions in, shares of the Funds, or (iv) any willful misconduct or negligence on your part in the performance of, or failure to perform, your obligations under this Dealer Agreement, except to the extent such losses are caused by our breach of this Dealer Agreement or our willful misconduct or negligence in the performance, or failure to perform, our obligations under this Dealer Agreement.

(c) We shall indemnify and hold you (and your directors, officers, employees, controlling persons and agents) harmless from and against any and all Losses incurred by you arising out of (i) our dissemination of information regarding any Fund that contains an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (ii) any breach by us of any representation, warranty or agreement contained in this Dealer Agreement, (iii) any act or omission, including without limitation any material misstatement by us in connection with any orders or solicitation of orders for, or transactions in, shares of the Funds, or (iv) any willful misconduct or negligence on our part in the performance of, or failure to perform, our obligations under this Dealer Agreement, except to the extent such losses are caused by your breach of this Dealer Agreement or your willful misconduct or negligence in the performance, or failure to perform, your obligations under this Dealer Agreement.

(d) This Section 15 shall survive termination of this Dealer Agreement.

16. The Fund reserves the right in its discretion and we reserve the right in our discretion, without notice, to refuse any order for the purchase of Fund shares for any reason whatsoever, and to suspend sales or withdraw the offering of Fund shares (or shares of any class(es)) entirely. We reserve the right, by written notice to you, to amend, modify, cancel or assign this Dealer Agreement, including Section 5 hereof, and any appendices that are now or in the future attached to this Dealer Agreement. Notice for all purposes shall be deemed to be given when mailed or electronically transmitted to you.

17. This Dealer Agreement shall replace any prior agreement between you and us or any of our predecessor entities (including but not limited to Natixis Distributors, L.P., IXIS Asset Management Distributors, L.P., CDC IXIS Asset Management Distributors, L.P., Nvest Funds Distributor, L.P., New England Funds, L.P., TNE Investment Services Corporation, and Investment Trust of Boston Distributors, Inc.) and is conditioned upon your representation and warranty that you are (i) registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (ii) exempt from registration as a broker/dealer under the 1934 Act. Regardless of whether you are a FINRA member, you and we agree to abide by the Rules and Regulations of FINRA, including without limitation Conduct Rules 2310, 2420, 3110, 3510 and 2830, and all applicable state and federal laws, rules and regulations. You agree to notify us immediately if you cease to be registered as a broker/dealer under the 1934 Act (or exempt from registration as a broker/dealer under the 1934 Act) and a member of FINRA. You agree to notify us of any material compliance matter related to the services provided by you pursuant to this Dealer Agreement. Should you cease to be registered as a broker/dealer under the 1934 Act (or exempt from such registration) and/or a cease to be a member in good standing of FINRA, you will be removed as broker-dealer of record and this Dealer Agreement will be terminated.

(a) You will not offer Fund shares for sale in any state (a) where they are not qualified for sale under the blue sky laws and regulations of such state or (b) where you are not qualified to act as a broker/dealer. You agree to offer Fund shares only to U.S. citizens with U.S. addresses.

(b) If you are a bank, with respect to any and all transactions in shares of the Funds pursuant to this Dealer Agreement, it is understood and agreed in each case that unless otherwise agreed to by us in writing: (i) you shall be acting

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Exhibit (e)(2)

solely as agent for the account of your customer; (ii) each transaction shall be initiated solely upon the order of your customer; (iii) we shall execute transactions only upon receiving instructions from you acting as agent for your customer; (iv) as between you and your customer, your customer will have full beneficial ownership of all shares; and (v) each transaction shall be for the account of your customer and not for your account.

18. Each of the parties represents and warrants that it has enacted appropriate safeguards to protect non-public customer information. If non-public personal information regarding either party’s customers or consumers is disclosed to the other party in connection with this Dealer Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Dealer Agreement and in accordance with Regulation S-P.

19. You hereby represent and certify to us that you are aware of, and in compliance with, all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by the USA PATRIOT Act of 2001 (the “Patriot Act”), its implementing regulations, and related Securities and Exchange Commission and self-regulatory organization rules and regulations. You hereby certify to us that, as required by the Patriot Act, you have a comprehensive anti-money laundering compliance program that includes: internal policies, procedures and controls for complying with the Patriot Act; a designated compliance officer or officers; an ongoing training program for appropriate employees; and an independent audit function. You also hereby certify to us that, to the extent applicable, you are in compliance with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and have an OFAC compliance program that satisfies all applicable laws and regulations and sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Laws and Regulations. You represent that you have adopted a Customer Identification Program in compliance with applicable laws, rules and regulations and will verify the identity of customers who open accounts with you and who invest in shares of the Funds. Except to the extent restricted by applicable law, you hereby agree to notify the Funds promptly whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected with respect to the Funds. You hereby undertake to notify us promptly if any of the foregoing certifications cease to be true and correct for any reason. You further agree to monitor your employees’ use of web based systems used by you to access customer account information. You agree to notify us should any system ID require reassignment. You agree to remove such access as necessary. You agree that any order to purchase shares shall constitute your continued certification of the matters you have certified in this Section 19.

20. You hereby agree that all purchases, redemptions and exchanges of shares contemplated by this Dealer Agreement shall be effected by you for your customers in accordance with each Fund’s Prospectus, including, without limitation, the collection of any redemption fees, if applicable, and in accordance with applicable laws and regulations. You agree that, in the event that it should come to your attention that any of your customers are engaging in a pattern of purchases, redemptions and/or exchanges of Funds that potentially violates the Funds’ frequent trading policy as described in the relevant Fund’s Prospectus, you shall immediately notify us of such pattern and shall cooperate fully with us in any investigation and, if deemed necessary or appropriate by us, terminating any such pattern of trading, including, without limitation, by refusing such customer’s orders to purchase or exchange shares of the Funds.

21. You hereby represent that you have established and will maintain a business continuity program, in compliance with FINRA Rules 3510 and 3520, designed to ensure that you will at all times fulfill your obligations as set forth in this Dealer Agreement.

22. You hereby agree to provide any additional material as we may reasonably request to allow us to conduct periodic due diligence reviews and to ensure compliance with this Dealer Agreement.

23. You hereby acknowledge that each Fund and class of shares thereof may be offered and sold only in accordance with the terms and conditions set forth in the respective Fund’s prospectus and statement of additional information, as may be amended from time to time.

24. All communications to us should be mailed to the above address and e-mailed to thirdpartynotices@ngam.natixis.com. Any notice to you shall be duly given if mailed or faxed to you at the address specified by you.

25. This Dealer Agreement together with attached appendices shall be effective when accepted by you below and shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

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Exhibit (e)(2)

26. This Dealer Agreement together with attached appendices shall be effective as against you and your successor in interest. All obligations, representations, warranties and covenants made and belonging to you shall be enforceable against your successor in interest to the same extent that such would be enforceable against you.

Your submission and our acceptance of an order for the Funds, or receipt by us of an executed copy of this Dealer Agreement from you represents your acknowledgement and acceptance of the terms and conditions of this Dealer Agreement and its attached appendices.

Accepted:		NGAM Distribution, L.P.
	Dealer’s Name	By: NGAM Distribution Corporation, its general partner

Address:		Address: 399 Boylston Street
Boston, MA 02116

By:		By:
	Authorized Signature of Dealer		Authorized Signature

Date:

(Please print name)

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Exhibit (e)(2)

Appendix A

NGAM Distribution, L.P.

Policies and Procedures with Respect to Mutual Fund Trading

You shall establish and maintain effective internal policies and controls, including operational and system controls, with respect to the processing of orders of the funds received prior to and after the close of the New York Stock Exchange – normally 4:00 p.m. Eastern Time (“Pricing Time”), for the purchase, redemption and exchange of shares of mutual funds, including the Funds.

For all transactions in the Funds, you shall follow all applicable rules and regulations and shall establish internal policies regarding the timely handling of orders for the purchase, redemption and exchange of shares of the Funds (“Fund Orders”) and maintain effective internal controls over the ability to distinguish and appropriately process Fund Orders received prior to and after the Fund’s Pricing Time, including operational and systems controls. Specifically, you represent as of the date of Dealer Agreement and each time that you accept a Fund Order on behalf of a Fund that:

•

Your policies and procedures provide reasonable assurance that Fund Orders received by you prior to the Fund’s Pricing Time are segregated from Fund Orders received by you after the Fund’s Pricing Time and are properly transmitted to the Funds (or their agents) for execution at the current day’s net asset value (“NAV”).

•

Your policies and procedures provide reasonable assurances that Fund Orders received by you after the Fund’s Pricing Time are properly transmitted to the Funds (or their agents) for execution at the next day’s NAV.

•	Your policies and procedures provide reasonable assurance that transactional information is delivered to the Funds (or their agents) in a timely manner.

•

You have designed procedures to provide reasonable assurance that policies with regard to the receipt and processing of Fund Orders are complied with. Such procedures either prevent or detect, on a timely basis, instances of noncompliance with the policies governing the receipt and processing of Fund Orders.

•

Policies and procedures governing the timely handling of Fund Orders have been designed and implemented effectively by all third parties to whom you have designated the responsibility to distinguish and appropriately process Fund Orders received prior to and after the Fund’s Pricing Time.

To the extent we have entered into related agreements with you regarding your handling of Fund Orders, you acknowledge and agree that this appendix shall apply to your handling of all Fund Orders, whether authorized under the Dealer Agreement or any other agreement with us or our affiliates.

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Exhibit (e)(2)

Appendix B

NGAM Distribution, L.P.

Policies and Procedures with Respect to Rule 22c-2

I. Shareholder Information.

1. Agreement to Provide Information. You agree to provide to the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of each account held of record by you and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by you during the period covered by the request.

2. Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as the Fund deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

The Fund reserves the right to request the information set forth in Section I. (1) for each trading day and you agree, if so directed by the Fund, to provide the information.

3. Form and Timing of Response. You agree to provide, promptly upon request of the Fund or its designee, the requested information specified in Section I. (1). If requested by the Fund or its designee, you agree to use best efforts to determine promptly whether any specific person about whom you have received identification and transaction information specified in Section I. (1) is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section I. (1) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. You additionally agree to inform the Fund whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

4. Limitations on Use of Information. Fund agrees not to use the information received for marketing or any other similar purpose without your prior written consent.

5. Agreement to Restrict Trading. You agree to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

6. Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

7. Timing of Response. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by you.

8. Confirmation. You must provide written confirmation to the Fund that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

9. Definitions. For purposes of this schedule only:

(a) The term “Fund” includes the fund’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.*

*	As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national securities exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

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(b) The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by you.

(c) The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by you in nominee name.

(d) Note that the term “Shareholder” may have alternative meanings as follows: (1) for Retirement Plan Recordkeepers the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares and (2) for Insurance Companies the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by an Intermediary.

(e) The term “written” includes electronic writings and facsimile transmissions.

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